                                                                   EXHIBIT 10.21

                        RECOMMENDED DATAWORKS EXECUTIVE
                           COMPENSATION PLAN SUMMARY




OBJECTIVES

The plan is designed to meet these key objectives:

     - Provide an objective structure and process for setting goals, evaluating performance, and making pay decisions:

     - Provide a leveraged financial incentive to meet corporate goals, business unit goals, individual goals, and to help attract and retain key employees:

     - Enhance alignment between employees, Company success, and shareholder interests:


ADMINISTRATION

The Compensation Committee of the Board of Directors will be responsible for administering the Plan and will delegate specific administrative tasks to corporate staff, as appropriate.


ELIGIBILITY

Vice Presidents and above are eligible to participate in the Plan. The CEO/Chairman recommends participants and their participation levels at the start of the performance period to the Compensation Committee for approval. Sales commission eligible positions will not participate in the Plan.


AWARD OPPORTUNITY

Target annual Award or bonus amounts, may be expressed as a percent of base salary or as fixed amounts, based on individual executive's program participation level (i.e. Vice President, Executive Vice President, President/CEO etc.). Actual Awards will vary above or below t&get levels depending upon performance against objectives and may range as high as 250 percent of target awards.

The incentive award opportunity may be determined on corporate and individual performance objectives, or solely on corporate objectives, as recommended by the CEO/Chairman and approved by the Compensation Committee.

PLAN FUNDING

Aggregate awards under the Plan will be equal to the "sum of required payments" to individual participants according to the performance/award schedule recommended by the CEO/Chairman and approved by the Compensation Committee at the beginning of each fiscal year:

THRESHOLD PERFORMANCE

Minimum performance levels as approved by the Compensation Committee at the beginning of each fiscal year, must be achieved before awards will be earned.

Participants are not entitled to any award under the Plan if minimum corporate and business unit performance objectives are not achieved. However, the Compensation Committee, in its sole discretion and pursuant to circumstances it deems relevant, may reward outstanding individual performers for their contribution to the organization for the Plan year.

TIMING AND FORM OF AWARD PAYMENT

Payment of awards will occur as soon as practical following the relevant performance period, generally within sixty (60) days following the end of the fiscal or Plan year (and following audited results), and thirty (30) days following the end of the semi-annual performance period.

One hundred percent of awards will be paid in cash. The payment of awards is subject to normal tax withholding requirements.


AWARD RANGE

      CORPORATE               INDIVIDUAL (1,2)
      0%-250% of target       0%-150% of target

      (1) - Individual amounts above 100% require minimum of 100% achievement of corporate objective.

      (2) - Individual objectives to be established no later than March 31, 1996.


INDIVIDUAL PERFORMANCE TABLE

                                                         MULTIPLIER
      INDIVIDUAL RATING ON GOAL ACHIEVEMENT           (AS A % OF TARGET)

       5 = Consistently exceeds all goals                  150%
       4 = Frequently exceeds most goals                   125%
       3 = Meets and occasionally exceeds goals           100% Target
       2 = Needs improvement                                50%
       1 = Unacceptable                                      0%

AWARD DETERMINATION/PERFORMANCE MEASURES

The Compensation Committee will assess performance based on measures that reflect the Company's annual Management Financial Plan and analyst expectations as deemed appropriate. At the corporate and business unit levels, measures relate directly to value creation, focusing on profitability, growth, and asset utilization. At the individual level, line-of-sight measures to support these overall corporate and business unit goals will be used.

     -    CORPORATE LEVEL

            -    Operating Income (pre-tax - from normal ongoing operations)
            -    or Earnings Per Share (EPS)

          These figures may be adjusted for any extraordinary activity such as acquisitions, mergers, major product licensing etc. to arrive at a normalized operating income or EPS on which to measure executive management team performance. In these cases, the Compensation Committee may elect to qualify award amounts on other factors, such as acquisition/merger success criteria versus planned objectives.

     - INDIVIDUAL LEVEL (examples of individual goals typically associated with individual business unit)

            -    Net Sales/Gross Margin
            -    Expense Control/Asset Management
            -    Quality/Reliability
            -    Customer Satisfaction
            -    Service/Quality
            -    Time-to-Market/Technology
            -    Value/Cost

          At the individual level, individual goals will be set as part of a performance management system. Goals may include both quantitative and qualitative criteria.


PERFORMANCE PERIOD AND AWARD FREQUENCY

Awards will be earned and paid based on the following schedule:

                   SEMI-ANNUAL
LEVEL              PERFORMANCE                    ANNUAL PERFORMANCE

Pres/CEO           Up to 35% of annual target     100% of annual target award
Exec VP            award                          (net of 6-month award)

Vice President     50% of annual target award     50% of annual target award

EXHIBIT I:

--------------------------------------------------------------------
      0.72         200%        225%       250%       250%     250%
      0.69         140%        150%       150%       150%     150%
EPS   0.67         100%        100%       100%       100%     100%
(S)   0.65*         65%         70%        75%        75%      75%
      0.61**        40%         45%        50%        50%      50%
--------------------------------------------------------------------
                    90%         95%       100%       105%     110%
                 of Plan     of Plan    of Plan    of Plan   of Plan
                 ---------------------------------------------------

                                   NET SALES

*    Current analyst projection
**   Minimum achievement level for any award participation



NOTES:

     - This schedule effects only the corporate performance-oriented award segment. Individual measurements will be judged separately from corporate goals. All EPS figures are net of payout of all performance Award amounts.

     - Semi-annual Corporate Award Payments require a minimum of $0.24 (analyst projection level for first two quarters).

     - Semi-annual Corporate Award Payments will be only paid to a maximum of 100% of Award amount. Performance in excess of 100% will be accounted for in year-end Award calculations.


ANNUAL AND MAXIMUM INCENTIVE OPPORTUNITY (Expressed as a percent of recommended Award amount for 1996)

                ---------------------------------------------------
                                            ANNUAL TARGET
                                           AWARD BREAKDOWN %
                ---------------------------------------------------

                Level                Corporate           Individual
                ---------------------------------------------------

                CEO/Chairman            80                   20
                ---------------------------------------------------

                Exec VP*                70                   30
                ---------------------------------------------------

                Vice President          60                   40
                ---------------------------------------------------

                * Norm Farquhar was granted a modified plan for 1996 as part of his employment agreement.

ANNUAL AWARD AMOUNT EXAMPLES (for Vice President Level)

Example 1: Average

     Assumptions:

        -    Achieve EPS of $0.67
        -    Achieve Net Sales of 100% of Plan
        -    Vice President achieves Individual objectives

Corp       =  Individual Total Target Award x Individual % Allocation x Multiple from Matrix
Award      =  $45K                          x 60%                     x 100%                      = $27K

Individual =  Individual Total Target Award x Individual % Allocation x Achievement Multiplier
Award      =  $45K                          x 40%                     x 100%                      = $18K
                                                                                                    ----

             TOTAL AWARD:                                                                           $45K
                                                                                                    ====

Example 2: Maximum

     Assumptions:

        -    Achieve EPS of $0.72
        -    Achieve Net Sales of 105% of Plan
        -    Vice President achieves a "Consistently exceeds goals" rating

          Corp Award         =     $45K  x   60%   x    250%  =     $67.5K

          Individual Award   =     $45K  x   40%   x    150%  =     $27  K
                                                                    ------

          TOTAL AWARD:                                              $94.5K
                                                                    ======

Example 3: Minimum

     Assumptions:

        -    Achieve EPS of $0.61
        -    Achieve Net Sales of 90% of Plan
        -    Vice President achieves "Needs improvement" rating

          Corp Award         =     $45K  x   60%   x    40%   =     $10.8K

          Individual Award   =     $45K  x   40%   x    50%   =     $9   K
                                                                    ------

          TOTAL AWARD:                                              $19.8K
                                                                    ======

                   COMPENSATION FOR DATAWORKS EXECUTIVE GROUP
                        FOR 1996 PER BOARD COMPENSATION
                           COMMITTEE APPROVAL 212/96




                                                    1996 COMP PLAN*
                                                 BASE              AWARD
                                                SALARY             AMOUNT
Clifton                                          272                150
  CEO/President
Howlett                                          180                 90
  EVP/Sales & Marketing
Farquhar                                         200                 50
  EVP/CFO
Russo                                            120                 45
   VP/Finance
J. Hiraoka                                       140                 45
  VP/ECS
P. Turner                                        135                 45
   VP/Current Product Development
P. Batten                                        130                 45
   VP/Professional Services Division
S.Hiraoka                                        145                 45
   VP/Integrated Products Division


*    Effective January 1, 1996. All advances/draws, etc. to be discontinued.